Rule 424(b)(3)
                                                               File No. 33-43407

PRICING SUPPLEMENT NO. 27                                    DATED JULY 11, 1997

(To Prospectus dated May 18, 1994, as Supplemented April 10, 1996)

                                [GRAPHIC OMITTED]



                           MEDIUM-TERM NOTES, SERIES E
            DUE FROM NINE MONTHS TO FIFTEEN YEARS FROM DATE OF ISSUE

                               FLOATING RATE NOTES
                               -------------------

PRINCIPAL AMOUNT:                   $43,200,000

INITIAL INTEREST RATE:              1 month LIBOR on July 16, 1997, plus 5 basis
                                    points

INTEREST RATE BASIS:                1 month LIBOR as found on Telerate page 3750

SPREAD:                             + .05 bp

SPREAD MULTIPLIER:                  Not applicable

INDEX MATURITY:                     1 month LIBOR

INTEREST RATE RESET PERIOD:         Monthly

INTEREST RESET DATES:               First  reset  date is August 20,  1997,  and
                                    thereafter on third Wednesday of each month

INTEREST PAYMENT PERIOD:            Monthly

INTEREST PAYMENT DATES:             Third Wednesday of every month

MAXIMUM INTEREST RATE:              Not applicable

MINIMUM INTEREST RATE:              Not applicable

CALCULATION AGENT:                  The Chase Manhattan Bank

SETTLEMENT DATE (ORIGINAL ISSUE DATE):  July 16, 1997

MATURITY DATE:                      August 16, 2000

ISSUE PRICE (%):                    99.94361%

REDEMPTION:       The Notes  cannot be  redeemed  prior to  maturity  unless the applicable box is checked and the terms of redemption are specified below.

                  |_| The Notes may be redeemed prior to maturity in whole or from time to time in part.

                  |_| The Notes may be redeemed prior to maturity in whole only. Terms of Redemption:

INDENTURE TRUSTEE:  The Chase Manhattan Bank, as successor to Chemical Bank

The Agent with respect to the offering of the Notes which are the subject of this Pricing Supplement, which was apppointed as an additional agent by U. S. Bancorp in June 1996, is CS First Boston Corp.